Exhibit 99.1

View, Inc. Postpones Release of Q2 2021 Financial Results;

Announces Preliminary Q2 2021 Revenue of $15.1M

MILPITAS, Calif., August 16, 2021 (GLOBE NEWSWIRE) — View, Inc. (NASDAQ: VIEW, “View”), the leader in smart building technologies, today announced that it will postpone the release of its financial results for the second quarter of 2021.

Audit Committee Investigation

The Audit Committee of View’s Board of Directors recently began an independent investigation concerning the adequacy of the company’s previously disclosed warranty accrual. The Audit Committee has retained independent legal and accounting advisers to assist with the investigation. The investigation is ongoing, and the Audit Committee is working diligently with its counsel and advisors to complete the investigation as soon as possible. View cannot predict the duration of the investigation, eventual scope, its outcome, or its impact on the company’s financial results or the company’s assessment of its internal control over financial reporting for prior periods. As a result, the company has not finalized its financial statements or its assessment of the effectiveness of its disclosure controls and procedures and internal control over financial reporting for the three and six months ended June 30, 2021. The company expects that it will finalize its financial statements and file the related Quarterly Report on Form 10-Q as soon as practicable after the conclusion of the investigation.

Business Update

•

Preliminary revenues of $15.1 million in Q2 2021, representing 127% year-over-year growth and 28% sequential growth driven by increased customer activity, higher base product sales and increased traction with new products.

•	Recent customer wins include 80 Bond Street, The Current River North, 100 Pearl Street, 111 Wall Street and 825 3rd Avenue.

•	Acquisition of IoTium, the leading provider of secure, cloud-managed, software defined IoT networks to enhance the digital transformation of buildings.

•	Strong cash position of $451.4 million as of June 30, 2021.

Preliminary Results for Second Quarter 2021

Preliminary second quarter revenues of $15.1 million represented a record quarter for View with 127% growth from the prior year and 28% growth from the first quarter of 2021, driven by continued adoption of base and new products.

Following the release of several new products earlier in the year, including View’s enterprise grade digital network, environmental sensor modules and transparent ultra-high-definition displays, View recently announced the acquisition of IoTium to elevate

View’s smart building technologies with best-in-class security and cloud-to-edge functionality. As the leader in Smart Windows, View will continue to look for opportunities to accelerate digital transformations of buildings through acquisitions. “The company again delivered record revenue this quarter and demonstrated strong sequential growth. We are seeing an inflection point in the industry and it is driven by an increased awareness for the value View provides, and recognition that the future of buildings will be centered around 4 key multi-decade trends: sustainability, human health, user-experience and embedded technology.” said Dr. Rao Mulpuri, Chairman and CEO of View.

Recent Business Highlights and Key Customer Wins

On August 10, 2021, View announced (link) that its smart windows will be installed at 80 Bond Street in Oshawa, Ontario, a new 304,394-square-foot luxury multi-family project being spearheaded by Atria Development Corp.

On August 4, 2021, View announced (link) that its smart windows will be installed at The Current, River North, a 235,000-square-foot, Class-A office building designed to promote tenant health, wellbeing and productivity. The development, a joint venture between Schnitzer West, LLC and Craft Companies, represents the second View project for Schnitzer West.

On July 12, 2021, View announced (link) that its smart windows will be installed at the new overbuild at 100 Pearl Street, a Class-A office tower in the Financial District, Lower Manhattan.

On July, 8 2021, View announced (link) it has acquired IoTium, the leading provider of secure, cloud-managed, software defined IoT networks. The acquisition elevates View’s intelligent building platform to accelerate the digital transformation of buildings. By incorporating IoTium technology into the ViewNet product, View strengthens our systems enterprise grade security offering, while improving cloud-to-edge, multi-tenant functionality.

On June 18, 2021, View announced (link) its smart windows will be installed at 111 Wall Street, a 25-story, 1.2 million-square-foot waterfront office tower in Manhattan’s Financial District currently undergoing transformation by Nightingale Properties and Wafra Capital Partners. 111 Wall Street is also the first property to receive funding through New York City’s recently launched C-PACE, a financing structure that supports energy efficiency improvements.

On May, 26, 2021, View announced (link) it has installed smart windows at 825 Third Avenue, its newly-renovated, 530,000-square-foot, 40-story office tower in New York City. 825 Third Avenue will be the first office building in New York City to use smart windows that also incorporate View Immersive Experience, a solution that transforms smart windows into transparent, digital screens to enable truly immersive communications, content sharing, and user interactions.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the outcome of the Audit Committee investigation and the completion of matters necessary to permit the filing of the Form 10-Q for the period ended June 30, 2021. Forward-looking statements also include statements concerning revenue growth or expectations, the market adoption of View products, or View’s financial expectations, as well as words or phrases like “as soon as possible,” “as soon as practicable,” “expects,” “anticipates,” “predicts,” “timely,” or similar words that may be forward looking, or other passages that are relevant to expected future events, performances, and actions or that can only be fully evaluated by events that will occur in the future. These forward-looking statements are based on current expectations, estimates, assumptions, projections, and management’s beliefs, that are subject to change. There can be no assurance that these forward-looking statements will be achieved; these statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. View’s business is subject to a number of risks which are described more fully in View’s definitive proxy statement filed with the SEC on February 23, 2021, which is incorporated by reference into its Current Report on Form 8-K filed on March 12, 2021. View undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

About View

View is the leader in smart building technologies that transform buildings to improve human health and experience, reduce energy consumption and carbon emissions, and generate additional revenue for building owners. View Smart Windows use artificial intelligence to automatically tint in response to the sun, eliminating the need for blinds and increasing access to natural light. Every View installation includes a cloud-connected smart building platform that can easily be extended to improve indoor cellular coverage, enhance building security and reimagine the occupant experience. View is installed and designed into over 75 million square feet of buildings including offices, hospitals, airports, educational facilities, hotels and multi-family residences. For more information, please visit: www.view.com.

Contacts:

For Investors:

Samuel Meehan

View, Inc.

IR@View.com

408-493-1358

View Media Contact:

Megan Bouchier / Brandon Pinto

Sard Verbinnen & Co

View@sardverb.com

415-618-8750

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